UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

GlobalOptions Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33700	30-0342273
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Rockefeller Plaza, 27th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 445-6262

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Entry into Agreement to Sell Preparedness Services Business Unit

On May 13, 2010, GlobalOptions Group, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, GlobalOptions, Inc., a Delaware corporation (“GlobalOptions” and collectively with the Company, “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Witt Group Holdings, LLC, a Delaware limited liability company (“Buyer”), of which James Lee Witt, Chief Executive Officer, Mark Merritt, Co-President, Barry Scanlon, Co-President, and Pate Felts, Senior Advisor, respectively, of the Preparedness Unit (as defined below) are principals.

Pursuant to the terms of the Purchase Agreement, Sellers will sell to Buyer the Company’s Preparedness Services Business Unit (the “Preparedness Unit”), which develops and implements crisis management and emergency response plans for disaster mitigation, continuity of operations and other emergency management issues for governments, corporations and individuals, including all of the Preparedness Unit’s operating assets, for an aggregate consideration of (i) $10,000,000 in cash, of which $1,000,000 is to be held in escrow for 12 months following the Closing, (ii) an earnout payment equal to 40% of any revenues over $15,000,000 earned during the 12-month period following the closing of the transactions contemplated under the Purchase Agreement (the “Closing”), which payment may not exceed $12,000,000, and (iii) the assumption of all of the Preparedness Unit’s liabilities, including its liabilities arising post Closing, including all termination and severance payments due to James Lee Witt, Mark Merritt, Barry Scanlon and Pate Felts upon the sale of the Preparedness Unit under their respective employment agreements, less $286,000, representing a payment due under the Preparedness Unit’s real estate lease in Washington D.C. The maximum total consideration payable to Sellers under the Purchase Agreement is $22,000,000.

In addition, Buyer has agreed to pay Sellers, within six months of the date of Closing, the amount by which the working capital of the Preparedness Unit at the Closing exceeds $6,800,000, and Sellers have agreed to pay Buyer, within six months of the date of Closing, the amount by which the working capital of the Preparedness Unit is less than $5,800,000.  Sellers have also agreed to pay Buyer (i) a “true-up” of up to $1,000,000 based on accounts receivable (other than accounts receivable originating from the State of Louisiana or its agencies) that remain uncollected as of six months following the Closing, and (ii) the face amount of any uncollected receivables arising from the bankruptcy or dissolution of any non-governmental entity.  Buyer agreed upon such payment to transfer to Sellers all rights with respect to such uncollected receivables.

Sellers have made customary representations, warranties and covenants in the Purchase Agreement.  The Purchase Agreement contains a “no shop” restriction on Sellers’ ability to solicit third party proposals, provide information to and engage in discussions and negotiations with third parties.  The no shop provision is subject to a “fiduciary out” provision that allows Sellers, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to written third party acquisition proposals submitted after the date of the Purchase Agreement that the Board of Directors believes in good faith to be bona fide and determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could be expected to result in a “Superior Proposal,” as defined in the Purchase Agreement.  The sale of the Preparedness Unit is subject to the approval of the Company’s shareholders and certain other customary closing conditions.

The Purchase Agreement may be terminated by Sellers and/or Buyer for a number of reasons, including but not limited to the following: (i) by Sellers or Buyer if the transactions contemplated under it do not close on or before October 31, 2010; (ii) by Sellers or Buyer as a result of the other parties’ material breach of any of their representations, warranties, covenants or agreements under the Purchase Agreement; and (iii) by Sellers or Buyer upon the Company’s failure to obtain shareholder approval for the transactions contemplated at a meeting held to vote on such matter.  Upon termination by Buyer resulting from the Company’s failure to recommend the transactions contemplated by the Purchase Agreement to its stockholders or the Company’s failure to (i) file a proxy statement with the Securities and Exchange Commission (“SEC”), (ii) respond to SEC comments or (iii) hold a special meeting of stockholders, within specified time periods, Sellers will pay Buyer $500,000 plus up to $500,000 of expenses (“Buyer Expenses”).  Sellers will also pay $500,000 plus Buyer Expenses in the event they terminate the agreement because they have received a Superior Proposal.  Sellers will pay Buyer only Buyer Expenses if despite the Company’s good faith efforts it fails to secure approval of the Purchase Agreement by its shareholders, and $500,000 plus Buyer Expenses if Sellers fail to exercise good faith efforts.  Upon termination by Buyer resulting from Sellers’ material breach of any of their representations, warranties, covenants or agreements, Sellers will pay Buyer $500,000 plus 50% of Buyer Expenses.  Juggernaut Capital Partners, L.P. has agreed to provide a guarantee of up to $250,000 to be used for the payment of indemnification expenses or termination fees in the event that Sellers terminate the Purchase Agreement as a result of Buyer’s material breach of any of its representations, warranties, covenants or agreements.

In connection with their entry into the Purchase Agreement, Sellers have also agreed to provide certain transition services to Buyer following the closing of the transactions contemplated in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

Modification of Employment Agreements

In connection with the Company’s entry into the Purchase Agreement, the Compensation Committee of the Company’s Board of Directors determined that a “change of control,” as defined under the employment agreements of Dr. Schiller, the Company’s Chief Executive Officer, and Mr. Nyweide, the Company’s Chief Financial Officer and Executive Vice President (a “Change of Control”), would result from the completion of the sale of the Preparedness Unit.  In the event of a Change of Control, Dr. Schiller and Mr. Nyweide’s employment agreements provide that Dr. Schiller and Mr. Nyweide may terminate their employment with the Company for “good reason,” as defined under their employment agreements, Dr. Schiller and Mr. Nyweide will become entitled to certain severance payments should they terminate their employment, and all stock options, restricted stock and restricted stock units held by Dr. Schiller and Mr. Nyweide will vest immediately and all performance conditions of any and all cash bonuses and performance stock options or restricted stock will be deemed to be met.

On May 13, 2010, the Company entered into modifications of its employment agreements with Dr. Schiller and Mr. Nyweide to induce them to remain with the Company in the event that they become entitled to terminate their employment agreements as a result of the occurrence of a Change of Control.

Schiller Modification

The modification (the “Schiller Modification”) to Dr. Schiller’s employment agreement (the “Schiller Employment Agreement”) provides that in the event of the sale of two of the Company’s four divisions, provided that at least one such sale requires the approval of the Company’s stockholders (a “Sales Event”), Dr. Schiller will continue to serve as Chairman and Chief Executive Officer of the Company for one year following the Sales Event, although at a reduced level of responsibility.  Beginning on the first day of the month immediately following a Sales Event, Dr. Schiller will receive a base salary of $180,000 per annum, plus living expenses as provided under the Schiller Employment Agreement, for the duration of the Schiller Modification.  In addition to his base salary, Dr. Schiller will be eligible for a discretionary cash bonus one year after the Sales Event. Following the completion of the term of the Schiller Modification, the Company has the option to continue to employ Dr. Schiller on a month-to-month basis for $20,000 per month.

Notwithstanding Dr. Schiller’s continued employment following a Sales Event, after the occurrence of a Sales Event, the Company is required to deposit all funds that would have been required to be paid to Dr. Schiller under the Schiller Employment Agreement had he terminated his employment for Good Reason (as defined under the Schiller Employment Agreement) as a result of the Sales Event, into a “rabbi trust.”  Pursuant to the Schiller Modification, such funds will be paid to Dr. Schiller six months after his separation from service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Dr. Schiller works part-time).

The Schiller Modification also provides that upon Dr. Schiller’s termination without Cause (as defined under the Schiller Employment Agreement), for Good Reason not including a Sales Event, or as a result of death or Disability (as defined under the Schiller Employment Agreement) prior to the end of the term of the Schiller Modification, Dr. Schiller will receive his salary and benefits through the end of the term. In addition, if an asset purchase agreement or similar agreement has been signed that would constitute a Sales Event if consummated, and Dr. Schiller’s employment is terminated without Cause prior to its consummation, Dr. Schiller will be entitled to these payments if such Sales Event occurs or another Change of Control occurs within six months of the date of termination.

Nyweide Modification

The modification (the “Nyweide Modification”) to Mr. Nyweide’s employment agreement (the “Nyweide Employment Agreement”) provides that in the event of a Sales Event, Mr. Nyweide will continue to serve as Chief Financial Officer and Executive Vice President of the Company for 18 months following the Sales Event. Following a Sales Event, Mr. Nyweide will receive his current base salary of $375,000 per annum for the first twelve months of such term and a reduced base salary of $180,000 per annum for the remaining six months, during which period his responsibilities are intended to be reduced. In addition to his base salary, Mr. Nyweide will be eligible to receive a performance bonus of $150,000 in connection with a Sales Event, and a performance bonus of $250,000 in the event of a sale of the Company’s fourth and final division.  Following the completion of the term of the Nyweide Modification, the Company has the option to continue to employ Mr. Nyweide on a month-to-month basis under the same terms and conditions.

Notwithstanding Mr. Nyweide’s continued employment following a Sales Event, after the occurrence of a Sales Event, the Company is required to deposit all funds that would have been required to be paid to Mr. Nyweide under the Nyweide Employment Agreement had he terminated his employment for Good Reason (as defined under the Nyweide Employment Agreement) as a result of the Sales Event, into a “rabbi trust.”  Pursuant to the Nyweide Modification, such funds will be paid to Mr. Nyweide six months after his separation from service for any reason.

The Nyweide Modification also provides that upon Mr. Nyweide’s termination without Cause (as defined under the Nyweide Employment Agreement), for Good Reason not including a Sales Event, or as a result of death or Disability (as defined under the Nyweide Employment Agreement) prior to the end of the term of the Nyweide Modification, Mr. Nyweide will receive his salary and benefits through the end of the term.  In addition, if an asset purchase agreement or similar agreement has been signed that would constitute a Sales Event if consummated, and Mr. Nyweide’s employment is terminated without Cause prior to its consummation, Mr. Nyweide will be entitled to these payments if such Sales Event occurs or another Change of Control occurs within six months of the date of termination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

Item 8.01.              Other Events.

On May 13, 2010, concurrently with the Company’s entry into the Purchase Agreement, Harvey Schiller, Jeffrey Nyweide, Harvey Partners, LLC, Cipher 06, L.L.C., Vicis Capital LLC and Howard Safir entered into support agreements relating to an aggregate of approximately 43.2% of the Company’s common stock outstanding, pursuant to which they agreed to vote their shares in favor of the transactions contemplated by the Purchase Agreement; except that such support agreements provide that when the aggregate number of shares subject to such support agreements exceeds 34.9% of the voting power of the Company’s outstanding capital stock, then such agreements shall only apply to the maximum number of shares as would not result in exceeding such percentage, with any resulting adjustments being allocated pro rata among the parties to such support agreements on the relative number of shares subject to such agreements.

On May 13, 2010, the Company issued a press release announcing its entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated May 13, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Witt Group Holdings, LLC.*

99.1	Press Release, dated May 13, 2010.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019, Attention: Chief Financial Officer, or by telephone at (212) 445-6262.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain executive officers and directors of the Company have interests in the transaction that may differ from the interests of shareholders generally, including without limitation acceleration of vesting of stock options, restricted stock and restricted stock units, and other benefits conferred under employment agreements.  These interests will be described in the proxy statement when it becomes available.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	GLOBALOPTIONS GROUP, INC.

By: /s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated May 13, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Witt Group Holdings, LLC.*

99.1	Press Release, dated May 13, 2010.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.